UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

Terra Tech Corp.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54358
(Commission File Number)

26-3062661
 (IRS Employer Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
 (Address of principal executive offices)(Zip Code)

(855) 447-6967
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Share Exchange Agreement with Edible Garden Corp.

On April 23, 2013, Terra Tech Corp., a Nevada corporation (the “Company”), entered into a Share Exchange Agreement, dated March 23, 2013 (the “Share Exchange Agreement”), by and among the Company, Edible Garden, LLC, a Nevada limited liability company (“Edible Garden”), and the holders of common stock of Edible Garden. The principle holders of the common stock of Edible Garden consisted of Ken VandeVrede, Mike VandeVrede, Steve VandeVrede and Dan VandeVrede, all of whom are brothers and each of whom held 23% of the issued and outstanding shares of common stock of Edible Garden. Additionally, Beverly Willekes, the sister of the four VandeVrede brothers, and David VandeVrede the father of the four VandeVrede brothers and Beverly Willekes, each held 4% of the issued and outstanding shares of common stock of Edible Garden.

Under the terms and conditions of the Share Exchange Agreement, the Company offered and sold 1,250,000 shares of common stock of the Company in consideration for all the issued and outstanding shares in Edible Garden. Separately, Amy Almsteier, offered and sold 6,750,000 of her 12,500,000 shares of Series B Preferred Stock to Ken VandeVrede, Mike VandeVrede, Steve VandeVrede and Dan VandeVrede, Beverly Willekes, and David VandeVrede (collectively, the “Edible Garden Shareholders”), each of whom acquired the Series B Preferred Stock on a pro-rata basis, based on their respective parentage equity interest in Edible Garden immediately prior to the consummation of the Share Exchange Agreement.

Each share of Series B Preferred Stock is convertible, at any time, at the option of the holder, on a 1-for-5.384325537 basis, into shares of common stock and has voting rights equal to 100 shares of common stock. The 6,750,000 shares of Series B Preferred Stock is convertible at any time into 41,290,091 shares of common stock and have voting power equal to 675,000,000 shares of common stock. The effect of the issuance of the 1,250,000 shares of common stock of the Company and the third-party offer and sale of the 6,750,000 shares of Series B Preferred Stock is that Edible Garden Shareholders now hold approximately 48.9% of the issued and outstanding shares of common stock of the Company and 53.7% of the voting power of the Corporation.

As a result of the share exchange Edible Garden is now a wholly-owned subsidiary of the Company. Edible Garden is a retailer seller of its line of locally grown hydroponic produce, which is distributed throughout the Northeast United States. Edible Garden, a premier brand of sustainably grown produce, has rapidly expanded its product availability from just over 100 retail stores to covering close to 400 retailers throughout New Jersey, Connecticut, Delaware, Maryland, New York and Pennsylvania in less than a year. The Company believes that this rapid expansion has been due to consumers demanding fresher produce grown locally using environmentally sustainable methods.

A condition to closing of the Share Exchange Agreement was that the Company shall have entered into an equity line financing of an amount not less than $4,000,000, which condition was met when, on April 29, 2012, the Company entered into that Common Stock Purchase Agreement dated as of April 26, 2013 with Hanover Holdings I, LLC, a New York limited liability company (the “Investor”).

In connection with the share exchange with Edible Garden, the Company and Amy Almsteier entered Stock Redemption Agreement dated May 6, 2013, pursuant to which the Company redeemed 500,000 shares of common stock of the Company from Ms. Almsteier for consideration of $5.00.

Articles of Exchange were filed with the Secretary of the State of Nevada on April 24, 2013.

Common Stock Purchase Agreement with Hanover Holdings

On April 29, 2013 (the “Closing Date”), the Company entered into a Common Stock Purchase Agreement dated as of April 26, 2013 (the “Purchase Agreement”) with Hanover Holdings I, LLC, a New York limited liability company (the “Investor”). The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $5,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value (the “Shares”), over the 36-month term of the Purchase Agreement.

From time to time over the term of the Purchase Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the “Commission”), as further discussed below, the Company may, in its sole discretion, provide the Investor with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of the Shares (the “Draw Down Amount”) over a 10 consecutive trading day period, commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed 300% of the average daily trading volume of the Company’s common stock for the ten trading days immediately preceding the date of the Draw Down Notice (the “Maximum Draw Down Amount”).

Once presented with a Draw Down Notice, the Investor is required to purchase a pro rata portion of the applicable Draw Down Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for our common stock (the “VWAP”) equals or exceeds a floor price determined by the Company for such draw down (the “Floor Price”). If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Purchase Agreement provides that the Investor will not be required to purchase the pro rata portion of the applicable Draw Down Amount allocated to that trading day. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 92.5% of the arithmetic average of the lowest VWAPs that equal or exceed the applicable Floor Price during the applicable Pricing Period; provided, however, that if the VWAP does not equal or exceed the applicable Floor Price for at least five trading days during the applicable Pricing Period, then the per share purchase price shall be equal to 92.5% of the arithmetic average of all VWAPs that equal or exceed the applicable Floor Price during such Pricing Period. Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Purchase Agreement.

The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or the Investor to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the Investor of more than 4.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company cannot make more than one draw down in any Pricing Period and must allow 24 hours to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

If the Company issues a Draw Down Notice and fails to deliver the shares to the Investor on the applicable settlement date, and such failure continues for 10 trading days, the Company agreed to pay the Investor, in addition to all other remedies available to the Investor under the Purchase Agreement, an amount in cash equal to 2.0% of the purchase price of such shares for each 30-day period the shares are not delivered, plus accrued interest.

Additionally, the Company paid to the Investor a commitment fee equal to $125,000 (or 2.5 % of the Total Commitment under the Purchase Agreement) in the form of 595,239 restricted shares of the Company’s common stock (the “Initial Commitment Shares”), calculated at a price equal to $0.21 per share. The Initial Commitment Shares will be registered for resale in the Registration Statement, as discussed below.

The Purchase Agreement also provides for indemnification of the Investor and its affiliates in the event that the Investor incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations and warranties under the Purchase Agreement or the other related transaction documents or any action instituted against the Investor or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

The Company agreed to pay up to $15,000 of reasonable attorneys’ fees and expenses incurred by the Investor in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation.

Registration Rights Agreement with Hanover Holdings

In connection with the execution of the Purchase Agreement, on April 29, 2013, the Company and the Investor also entered into a Registration Rights Agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the Commission to register an agreed upon number of Shares, on or prior to April 29, 2013 (the “Filing Deadline”) and have it declared effective at the earlier of (A) the 90th calendar day after the earlier of (1) the Filing Deadline and (2) the date of which such initial Registration Statement is filed with the Commission and (B) the fifth business day after the date the Company is notified by the Commission that such Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If at any time all of the Registrable Securities (as defined in the Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify the Investor from certain liabilities and fees and expenses of the Investor incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Investor has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by the Investor to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement are qualified in their entirety by reference to the provisions of the Purchase Agreement and Registration Rights Agreement filed as exhibits 10.1 and 10.2 to this Current Report on the Form 8-K (this “Report”), respectively, which are incorporated herein by reference.

Offer and Sale of 6% Senior Secured Convertible Debenture

On March 26, 2013, the Company filed a Current Report on Form 8-K (file No. 000-54258; the “March 26, 2013 Form 8-K”), disclosing, among other things, that the Company had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company raised $825,000 in a private placement financing (the “Offering”). The Company further disclosed that, on March 22, 2013, after the satisfaction of certain closing conditions, the Offering closed and the Company issued to the Purchasers three 6% Senior Secured Convertible Debentures for aggregate proceeds of $825,000. Each debenture accrues interest at a rate of 6% per annum and is convertible into shares of common stock of the Company, at any time at the election of the holder thereof, at a purchase prices equal to 62% of the lowest daily volume weighted average price (or the “VWAP”) of the Company’s common stock as quoted by Bloomberg L.P. for the ten (10) trading days immediately preceding the conversion date.

On April 30, 2013, the Company filed a Current Report on Form 8-K disclosing that on April 19, 2013, the Company offered and sold an additional 6% Senior Secured Convertible Debenture for aggregate proceeds of $250,000. The $250,000 sale was made pursuant to the Securities Purchase Agreement with one purchaser, who also was one of three purchasers of debentures disclosed in the March 26, 2013 Form 8-K..

On May 3, 2013, the Company offered and sold, pursuant to Securities Purchase Agreement, an additional 6% Senior Secured Convertible Debenture to one purchaser, for aggregate proceeds of $200,000. In connection with the sale, the purchaser became a party to that certain General Security Agreement, dated March 22, 2013, by and among the Company and the purchasers of 6% Senior Secured Convertible Debentures identified in the March 26, 2013 Form 8-K, and that certain General Security Agreement, dated March 22, 2013, by and among GrowOp Technology Ltd., a wholly-owned subsidiary of the Company and the purchasers of 6% Senior Secured Convertible Debentures identified in the March 26, 2013 Form 8-K,. Under each General Security Agreement, the Company and GrowOp Technology, respectively, granted security interests in all of their respective assets, rights, interests and after-acquired assets and properties as collateral for repayment of the principal and interest owed under the debentures.

Aegis Capital Corp. (the “Placement Agent”) served as the placement agent of the Company for the sale of the $200,000 debenture. In consideration for services rendered as the Placement Agent, the Company agreed to: (i) pay to the Placement Agent a cash commission equal to $16,000, or 8.0% of the gross proceeds received in the sale of the $200,000 debenture, and (ii) issue to the Placement Agent, or its designee, a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the aggregate number of shares of the Company’s common stock underlying the debentures sold in the offering, at an exercise price equal to the purchase price of the common stock underlying the debentures, for a term of 5 years (the “Agent Warrants”).

The shares of common stock underlying the $200,000 debenture are restricted securities and cannot be resold without registration under the Securities Act of 1933, as amended, or an exemption from registration.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The company offered and sold the 1,250,000 shares of common stock to Edible Garden Shareholders pursuant to the exemption for registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), in a non-public offering to 6 investors, where the investors had registration-type information about the Company.

The Company offered and sold the Initial Commitment Shares and the sale of the Shares to the Investor under the Purchase Agreement pursuant to the exemption for registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where the Investor was an “accredited investor” within the meaning of Rule 501 of Regulation D.

The Company offered and sold the $200,000 6% Senior Secured Convertible Debenture, to one purchaser, pursuant to the exemption for registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act, where the purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference. The effect of the issuance of the 1,250,000 shares of common stock of the Company and the third-party offer and sale of the 6,750,000 shares of Series B Preferred Stock is that Edible Garden Shareholders now hold approximately 48.9% of the issued and outstanding shares of common stock of the Company and 53.7% of the voting power of the Corporation.

While the Edible Garden shareholders still voting control of the Company, Amy Almsteier, the Company’s current Secretary, Treasurer and a Director, and Derek Peterson, the Company’s current President and Chief Executive officer, still each hold 50 shares of Series A Preferred Stock, which amounts to all of the issued and outstanding shares Series A Preferred Stock of the Company.

The following is a summary of the material rights and restrictions associated with our Series A Preferred Stock. Each share of Series A Preferred Stock is convertible on a one-for-one basis into common stock and has all of the voting rights that the holders of our common stock has and so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(1)  amend our Articles of Incorporation or Bylaws;

(2)  change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(3)  reclassify or recapitalize any outstanding equity securities, or authorize or issue, or undertake an obligation to authorize or issue, any equity securities (or any debt securities convertible into or exercisable for any equity securities) having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock;

(4)  authorize or effect any transaction constituting a Deemed Liquidation (as defined in this subparagraph), or any other merger or consolidation of the Corporation. For purposes of this paragraph, a “Deemed Liquidation” shall mean: (A) the closing of the sale, transfer or other disposition of all or substantially all of the Corporation’s assets (including an irrevocable or exclusive license with respect to all or substantially all of the Corporation’s intellectual property); (B) the consummation of a merger, share exchange or consolidation with or into any other corporation, limited liability company or other entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger, share exchange or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity (or its parent entity)), (C) authorize or effect any transaction liquidation, dissolution or winding up of the Company, either voluntary or involuntary, provided , however , that none of the following shall be considered a Deemed Liquidation: (i) a merger effected exclusively for the purpose of changing the domicile of the Corporation, or (ii) a transaction or other event deemed to be exempt from the definition of a Deemed Liquidation by the holders of at least a majority of the then outstanding Series A Preferred Stock;

(5)  increase or decrease the size of the Board of Directors as provided in the Bylaws of the Corporation or remove any of the Series A Directors (unless approved by the Board of Directors including the Series A Directors);

(6)  declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors including the Series A Directors);

(7)  redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of common stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Corporation has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors including the Series A Directors);

(8)  amend any stock option plan of the Corporation, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(9)  replace the President and/or Chief Executive Officer of the Corporation (unless approved by the Board of Directors including the Series A Directors); or

(10) transfer assets to any subsidiary or other affiliated entity.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2013, the board of directors of the Company appointed Steve VandeVrede and Mike VandeVrede as directors of the Company.

Steve VandeVrede, age 27, has served as Vice-President of Naturally Beautiful Plant Products LLC, since January 2007.  Mr. Vande Vrede is also currently an owner of Gro-rite Landscape Services LLC. Since September 2010, Mr. Vande Vrede has also served as Director of New Business and Marketing at Edible Garden, which is a sustainable hydroponic herbs and lettuce grower that provides fresh, locally grown herbs and leafy greens to supermarkets and restaurants.  From 2003 to 2005, Mr. Vande Vrede attended Quinnipiac University, and from 2005 to 2007, he attended William Patterson University, where he obtained a degree in Business Finance Management. Mr. VandeVrede’s experience in finance, gardening retail and specialty farming led to our conclusion that Mr. Vande Vrede should be serving as a member of our board of directors in light of our business and structure.

Mike VandeVrede, age 33, has served as President of Naturally Beautiful Plant Products LLC, since January 2007.  Mr. Vande Vrede is also currently an owner of Gro-rite Landscape Services LLC.  Since September 2010, Mr. Vande Vrede has also served as Director at Edible Garden, which is a sustainable hydroponic herbs and lettuce grower that provides fresh, locally grown herbs and leafy greens to supermarkets and restaurants.  Mr. VandeVrede’s experience as President of Naturally Beautiful Plant Products LLC led to our conclusion that Mr. Vande Vrede should be serving as a member of our board of directors in light of our business and structure.

Steve VandeVrede and Mike VandeVrede are brothers of Ken VandeVrede, currently a director of the Company. These three VandeVrede brothers currently hold three of the seven seats of the board of directors of the company.

Neither Steve VandeVrede nor Mike VandeVrede has any agreement, arrangement or understanding with the Company in connection with being appointed a director of the Company, except that being appointed a director was a condition of closing of the share exchange under the Share Exchange Agreement referenced in Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

2.1	Share Exchange Agreement, dated April 24, 2013, by and among the Registrant, Edible Garden Corp., a Nevada corporation, and the holders of common stock of Edible Garden Corp.
2.2	Form of Articles of Share Exchange
10.1	Common Stock Purchase Agreement dated April 26, 2013 (the “Purchase Agreement”) by and between the Registrant and Hanover Holdings I, LLC, a New York limited liability company
10.2	Registration Rights Agreement dated April 26, 2013, by and between the Registrant and Hanover Holdings I, LLC, a New York limited liability company
10.3	Stock Redemption Agreement dated May 6, 2013, by and between the Registrant and Amy Almsteier
10.4	Form of Securities Purchase Agreement (1)
10.5	Form of 6% Senior Secured Convertible Debenture (1)
10.6	Form of General Security Agreement (1)
10.7	Form of Stock Pledge Agreement (1)
___________
(1) Incorporated by reference to Current report on Form 8-K (File No. 000-54258), filed with the Commission on March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Terra Tech Corp.
(Registrant)

Date: May 6, 2013	By:	/s/ Derek Peterson
Name: Derek Peterson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Share Exchange Agreement, dated April 24, 2013, by and among the Registrant, Edible Garden Corp., a Nevada corporation, and the holders of common stock of Edible Garden Corp.
2.2	Form of Articles of Share Exchange
10.1	Common Stock Purchase Agreement dated April 26, 2013 (the “Purchase Agreement”) by and between the Registrant and Hanover Holdings I, LLC, a New York limited liability company
10.2	Registration Rights Agreement dated April 26, 2013, by and between the Registrant and Hanover Holdings I, LLC, a New York limited liability company
10.3	Stock Redemption Agreement dated May 6, 2013, by and between the Registrant and Amy Almsteier
10.4	Form of Securities Purchase Agreement (1)
10.5	Form of 6% Senior Secured Convertible Debenture (1)
10.6	Form of General Security Agreement (1)
10.7	Form of Stock Pledge Agreement (1)
____________
(1) Incorporated by reference to Current report on Form 8-K (File No. 000-54258), filed with the Commission on March 26, 2013.